Exhibit 4.1

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS PROVIDED HEREIN AND IN THE UNDERWRITING AGREEMENT BETWEEN BOUSTEAD SECURITIES, LLC (“BOUSTEAD”) AND SIGNING DAY SPORTS, INC., DATED AS OF [●], 202[●] (THE “UNDERWRITING AGREEMENT”), AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING [●], 202[●] (THE “EFFECTIVE DATE”) TO ANYONE OTHER THAN (I) BOUSTEAD OR A MEMBER OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. (“FINRA”) PARTICIPATING IN THE OFFERING FOR WHICH THIS PURCHASE WARRANT WAS ISSUED TO THE UNDERWRITER OF SUCH OFFERING AS CONSIDERATION (THE “OFFERING”), OR (II) AN OFFICER, PARTNER, REGISTERED PERSON OR AFFILIATE OF BOUSTEAD, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, THE UNDERWRITING AGREEMENT, AND IN ACCORDANCE WITH FINRA RULE 5110(E)(1).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 2023. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 202_.

COMMON STOCK PURCHASE WARRANT

For the Purchase of [●] Shares of Common Stock

of

Signing Day Sports, Inc.

1. Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Boustead Securities, LLC, as registered owner of this Purchase Warrant (“Holder”), to Signing Day Sports, Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time beginning [●], 202_ (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [●], 202_1(the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[●] per Share2; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

[1]	[To be five years from the date of commencement of sales in the offering.]

[2]	[To be 100% of the public offering price per Share]

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check, unless the cashless exercise option as set forth below is utilized. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. Each exercise hereof shall be irrevocable.

2.2 Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of the Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to Holder the number of the Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The Fair Market Value (as defined below) of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the “Fair Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Eligible Market, the value shall be deemed to be the highest daily price on any trading day on such Eligible Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on New York City time) during the five trading days preceding the exercise, (b)  if OTCQB or OTCQX is not an Eligible Market, the value shall be deemed to be the highest daily price on any trading day on the OTCQB or OTCQX on which the Common Stock is then quoted as reported by Bloomberg L.P. (based on New York City time) during the five trading days preceding the exercise, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the “OTC Markets Group”, the value shall be deemed to be the highest daily price on any trading day on the Pink Sheets on which the Common Stock is then quoted as reported by OTC Markets Group (based on New York City time) during the five trading days preceding the exercise, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Eligible Market” means NYSE American LLC, or any of the following other markets or exchanges which is the primary market or exchange on which the Common Stock is listed or quoted for trading on the date in question, including, without limitation, The Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

2.4 Resale of Shares. Holder and the Company acknowledge that as of the date hereof the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) has published Compliance & Disclosure Interpretation 528.04 in the Securities Act Rules section thereof (“Compliance & Disclosure Interpretation 528.04”), stating that the holder of securities issued in connection with a public offering may not rely upon Rule 144 promulgated under the Act (“Rule 144”) to establish an exemption from registration requirements under Section 4(a)(1) under the Act, but may nonetheless apply Rule 144 constructively for the resale of such shares in the following manner: (a) provided that six months has elapsed since the last sale under the registration statement, an underwriter or finder may resell the securities in accordance with the provisions of paragraph (c), (e), and (f) of Rule 144, except for the notice requirement; (b) a purchaser of the shares from an underwriter receives restricted securities unless the sale is made with an appropriate, current prospectus, or unless the sale is made pursuant to the conditions contained in (a) above; (c) a purchaser of the shares from an underwriter who receives restricted securities may include the underwriter’s holding period, provided that the underwriter or finder is not an affiliate of the issuer; and (d) if an underwriter transfers the shares to its employees, the employees may tack the firm’s holding period for purposes of paragraph (d) of Rule 144, but they must aggregate sales of the distributed shares with those of other employees, as well as those of the underwriter or finder, for a six-month period from the date of the transfer to the employees. Holder and the Company also acknowledge that the Staff of the Division of Corporation Finance of the SEC has advised in various no-action letters that the holding period associated with securities issued without registration to a service provider commences upon the completion of the services, which the Company agrees and acknowledges shall be the final closing of the Offering, and that paragraph (d)(3)(ii) of Rule 144 provides that securities acquired from the issuer solely in exchange for other securities of the same issuer shall be deemed to have been acquired at the same time as the securities surrendered for conversion (which the Company agrees is the date of the initial issuance of this Purchase Warrant). In the event that following a reasonably-timed written request by Holder to transfer the Shares in accordance with Compliance & Disclosure Interpretation 528.04 counsel for the Company in good faith concludes that Compliance & Disclosure Interpretation 528.04 no longer may be relied upon as a result of changes in applicable laws, regulations, or interpretations of the Staff of the Division of Corporation Finance of the SEC, or as a result of judicial interpretations not known by the Company or its counsel on the date hereof, then the Company shall promptly, and in any event within five (5) business days following the request, provide written notice to Holder of such determination. As a condition to giving such notice, the parties shall negotiate in good faith a single demand registration right pursuant to an agreement in customary form reasonably acceptable to the parties; provided that notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 2 shall terminate on the fifth anniversary of the Effective Date. In the absence of such conclusion by counsel for the Company, the Company shall, upon such a request of Holder given no earlier than six months after the final closing of the Offering, instruct its transfer agent to permit the transfer of such shares in accordance with Compliance & Disclosure Interpretation 528.04, provided that Holder has provided such documentation as shall be reasonably be requested by the Company to establish compliance with the conditions of Compliance & Disclosure Interpretation 528.04. Notwithstanding anything to the contrary, pursuant to FINRA Rule 5110(g)(8)(B)-(D), the Holder shall not be entitled to more than one demand registration right hereunder and the duration of the registration rights hereunder shall not exceed five years from the Effective Date.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Effective Date: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than: (i) Boustead or a FINRA member participating in the Offering, or (ii) an officer, partner, registered person or affiliate of Boustead or of any such FINRA member, in each case in accordance with FINRA Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). After 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) if required by applicable law, the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. Piggyback Registration Rights.

4.1 Grant of Right. Whenever the Company proposes to register any shares of the Common Stock under the Act (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or (ii) a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Shares issuable upon exercise of this Purchase Warrant for sale to the public, whether for its own account or for the account of one or more stockholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to the filing of such registration statement) to the Holder of the Company’s intention to effect such a registration and, subject to the remaining provisions of this Section 4.1, shall include in such registration such number of the Shares (the “Registrable Securities”) that the Holder has (within ten (10) business days of the respective Holder’s receipt of such notice) requested in writing (including such number) to be included within such registration. If a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of shares of the Common Stock to be included in such registration, including all of the Shares (if the Holder has elected to include such shares in such Piggyback Registration) and all other shares of the Common Stock proposed to be included in such underwritten offering, the Company shall include in such registration (i) first, the number of shares of the Common Stock that the Company proposes to sell and (ii) second, the number of shares of the Common Stock, if any, requested to be included therein by selling stockholders (including the Holder) allocated pro rata among all such persons on the basis of the number of shares of the Common Stock then owned by each such person and to which such registration rights apply. If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall terminate on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date that Rule 144 would allow the Holder to sell its Registrable Securities during any ninety (90) day period.

4.2 Indemnification. The Company shall indemnify the Holder as to any Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other out-of-pocket expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify Boustead contained in the Underwriting Agreement. The Holder of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which it may become subject under the Act, the Exchange Act or otherwise, to the extent arising from information furnished by or on behalf of such Holder, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which Boustead has agreed to indemnify the Company.

4.3 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder to exercise the Purchase Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.4 Documents Delivered to Holder. The Company shall deliver promptly to the Holder, if participating in the Piggyback Registration, the correspondence and memoranda described below, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit the Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times, during normal business hours, as the Holder shall reasonably request.

4.5 Underwriting Agreement. The Holder shall be a party to any underwriting agreement relating to a Piggyback Registration. The Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to the Holder, the Shares and the amount and nature of its ownership thereof and its intended methods of distribution.

4.6 Documents to be Delivered by Holder. The Holder, if participating in a Piggyback Registration, shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of a selling security holder.

4.7 Damages. Should the Company fail to comply with such provisions, the Holder shall, in addition to any other legal or other relief available to the Holder, be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Company, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of the Common Stock is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares of the Common Stock, and the Exercise Price shall be proportionately decreased such that the aggregate remaining Exercise Price pursuant to this Purchase Warrant remains the same.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of the Common Stock is decreased by a consolidation, combination or reclassification of shares of the Common Stock or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares of the Common Stock, and the Exercise Price shall be proportionately increased such that the aggregate remaining Exercise Price pursuant to this Purchase Warrant remains the same.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of the Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of the Common Stock, or in the case of any share reconstruction or amalgamation or consolidation or merger of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of the Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by the Holder of the number of the Shares obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in shares of the Common Stock covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by the Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation or merger of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation or merger which does not result in any reclassification or change of the outstanding shares of the Common Stock), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the Holder shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of shares of the Common Stock for which such Purchase Warrant could have been exercised immediately prior to such consolidation, share reconstruction or amalgamation or merger, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations or mergers.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized shares of the Common Stock, solely for the purpose of issuance upon exercise of the Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall deliver to the Holder a copy of each notice relating to such events given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of the shares of the Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of the shares of the Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, sent by facsimile transmission, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the following address or to such other address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

If to the Holder:

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Attention: Chief Executive Officer

Fax No: [*]

with a copy (which shall not constitute notice) to:

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Attention: Laura Anthony, Esq.

Attention: Craig D. Linder, Esq.

Fax No: 561-514-0832

If to the Company:

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Attention: Daniel D. Nelson

Fax No: [*]

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue NW, Suite 500

Washington, DC 20036

Attn: Louis Bevilacqua, Esq.

Fax No.: [*]

9. Miscellaneous.

9.1 Amendments. The Company and Boustead may from time to time supplement or amend this Purchase Warrant in writing without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Boustead may deem necessary or desirable and that the Company and Boustead deem shall not adversely affect the interest of the Holder. All other modifications or amendments shall require the written consent of and be signed by (i) the Company; (ii) Boustead and (iii) the Holder and the holder(s) of any partly-assigned portion(s) of the Purchase Warrant then-exercisable for at least a majority of the shares of the Common Stock then-exercisable pursuant to the Purchase Warrant and any partly-assigned portion(s) of the Purchase Warrant.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant, together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant, including, without limitation, the Underwriting Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, Boustead, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the courts located in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or the Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Boustead enter into an agreement (“Exchange Agreement”) pursuant to which they agree that the Purchase Warrant will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [●] day of [●], 202_.

Signing Day Sports, Inc.

By:
Name:
Title:

[Form to be used to exercise Purchase Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant signed on [●], 202_ (the “Purchase Warrant”) for ______ shares of common stock, $0.0001 par value per share (the “Exercise Shares”), of Signing Day Sports, Inc., a Delaware corporation (the “Company”), and hereby makes payment of $____ (at the rate of $____ per Exercise Share) in payment of the Exercise Price (as defined in the Purchase Warrant) pursuant thereto. Please issue the Exercise Shares in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of the Shares (as defined in the Purchase Warrant) for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ of the Shares (as defined in the Purchase Warrant) under the Purchase Warrant for ______ of the Shares of the Common Stock, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,

X	=	The number of Shares to be issued to Holder;
Y	=	The number of Shares for which the Purchase Warrant is being exercised;
A	=	The Fair Market Value of one Share which is equal to $_____; and
B	=	The Exercise Price which is equal to $______ per share

and the other terms of Section 2.2 of the Purchase Warrant.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature _____________________________________________

Signature Guaranteed ____________________________________

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase shares of Common Stock, $0.0001 par value per share, of Signing Day Sports, Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature ____________________________________________

Signature Guaranteed ___________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.